UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 6, 2012 (November 30, 2012)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	0-26176	88-0336997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9601 SOUTH MERIDIAN BLVD. ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 723-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2012, the Board of Directors and the Compensation Committee (the “Committee”) of the Board of Directors of DISH Network Corporation (“DISH”) approved a long-term, performance-based stock incentive plan (the “2013 LTIP”) under DISH’s 2009 Stock Incentive Plan. The purpose of the 2013 LTIP is to promote DISH’s interests and the interests of DISH’s stockholders by providing key employees with financial rewards through equity participation upon achievement of specified long-term business objectives. The employees eligible to participate in the 2013 LTIP generally include DISH’s executive officers, senior vice presidents, vice presidents and director-level employees. Employees participating in the 2013 LTIP are expected to receive a one-time award of: (i) an option (“option”) to purchase a specified number of shares of Class A common stock of DISH with an exercise price per share equal to the closing price of the Class A common stock of DISH on the date of grant or the last trading day prior to the date of grant (if the date of grant is not a trading day); and (ii) rights (“restricted stock units”) to receive, for no additional consideration, a specified number of shares of Class A common stock of DISH. Awards will initially be granted under the 2013 LTIP as of January 1, 2013. The options and restricted stock units will vest based upon DISH’s achievement prior to September 30, 2022 of certain performance criteria determined by the Committee; provided, however, that none of the options or restricted stock units will vest if DISH fails to achieve the performance criteria.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISH NETWORK CORPORATION

Date: December 6, 2012	By:	/s/ R. Stanton Dodge
R. Stanton Dodge
Executive Vice President, General Counsel and Secretary